Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS

Announces Review of Strategic Alternatives

Financial Outlook Updated Based on Modified Healthcare Utilization Expectations

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (October 31, 2017) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported financial results for the three and nine months ended September 30, 2017. Envision’s operations were disrupted by Hurricanes Harvey and Irma during the third quarter of 2017, and the Company estimates that its results from continuing operations include a negative impact of $22.0 million of revenue and $22.0 million of Adjusted EBITDA.

Highlights for the third quarter of 2017 include:

•	Net revenue from continuing operations of $1.99 billion;

•	Net earnings from continuing operations attributable to common stockholders of $40.7 million or $0.33 per diluted share;

•	Adjusted net earnings from continuing operations of $89.4 million or $0.73 per diluted share;

•	Adjusted EBITDA from continuing operations of $233.5 million; and

•	Net cash flow from operations, less distributions to non-controlling interests and excluding transaction costs, of $152.3 million.

A reconciliation of all non-GAAP financial results to the comparable GAAP measure is provided on page 7 of this press release.

“During the third quarter of 2017, our organization responded to a number of challenges, ranging from hurricanes that impacted two of our key markets to continued deceleration of health sector utilization following two years of heightened demand driven by coverage expansion,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “We are addressing these challenges. I’m proud of all of our clinical professionals and particularly those who were on the front line of providing care before, during and after the hurricanes, including our AMR emergency medical services. During the quarter, we made excellent progress on the conversion of our out-of-network services to participating, or in-network status, and we are advancing an organizational structure that will allow us to more effectively execute on the physician-centric strategy that we presented earlier this year.

“Looking forward we are operating our business based on more recent utilization trends, and our guidance for the fourth quarter of 2017 reduces the assumptions for utilization of our services. Our organization has effectively managed through cycles, and we feel confident that our leading and diverse position as facility-based providers will continue to drive long-term growth and create value for health systems, providers, payors, patients and, ultimately, for our shareholders.”

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Review of Strategic Alternatives

The Company also announced that its Board of Directors, in consultation with management and financial and legal advisors, has unanimously decided to initiate a full review of a broad range of alternatives to enhance shareholder value. The Board plans to proceed in a timely manner, but has not set a timetable for completion of its review. There can be no assurance that this review will result in a transaction or other alternative of any kind. The Company does not intend to provide updates on its review until it deems further disclosure is appropriate or required.

“After careful consideration, our Board has determined to undertake a review of strategic, financial and operational alternatives with the goal of enhancing shareholder value,” said William Sanger, Chairman of the Envision Board of Directors. “While we have made considerable progress in building the new Envision around a set of highly-differentiated physician-centric clinical solutions, the Board believes that a review at this time - with all options on the table, including continuing to execute on our strategic plan - is in the best interests of Envision shareholders. As the Board conducts its review of potential value-creating alternatives, we remain focused on aggressively executing our strategic plan to deliver value to Envision shareholders.”

Reporting Segments

Envision reports two operating segments as continuing operations: Physician Services, which includes facility-based and post-acute services; and Ambulatory Services. On August 7, 2017, Envision entered into a definitive agreement to divest American Medical Response, Envision’s Medical Transportation business, which had been moved to discontinued operations in the first quarter of the year. As required by accounting guidelines, Envision re-allocated certain corporate expenses associated with its shared services model to continuing operations. This re-allocation impacts segment Adjusted EBITDA by $9.3 million for the three months ended September 30, 2017. The re-allocation results in a reduction of Adjusted EBITDA in the third quarter of $7.2 million for Physician Services and $2.1 million for Ambulatory Services, with a corresponding Adjusted EBITDA increase of $9.3 million for discontinued operations. Upon completion of the pending divestiture of the Medical Transportation business, a portion of these shared services are likely to remain with that business.

Physician Services

In order to enhance the comparability of results following the merger of AMSURG Corp. (“AMSURG”) and Envision Healthcare Holdings, Inc. (“EHH”), which was completed on December 1, 2016, the following discussion presents Envision Physician Services’ results for the prior-year period as if the two separate Physician Services’ segments of AMSURG and EHH, based on historically reported results, had been combined effective January 1, 2016.

Net revenues for Physician Services were $1.68 billion for the third quarter of 2017, an increase of 7.6% from $1.56 billion during the prior-year period. This includes an estimated impact of $19.0 million due to storm-related disruption. Revenue growth was driven by contributions from acquisitions of 9.6% and same contracts contributed 0.4%. These were partially offset by net contract terminations. New contracts contributed revenue growth of 6.7%, while revenue declined by 7.0% due to contracts terminated in the latter part of 2016, resulting in a net decline of 0.3% from new contracts. New contracts were also impacted by a 2.1% decline due to the previously announced population health contract termination.

Same-contract net revenue growth was 0.6% in the third quarter of 2017 when compared to the prior-year period. Same-contract revenue per patient encounter grew by 1.3% while same-contract patient care volume declined by 0.7% compared to the prior-year period. Envision estimates that the storms had the effect of reducing same-contract revenue growth by approximately 1.1%.

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

For the third quarter of 2017, Physician Services Adjusted EBITDA was $179.0 million, or $186.2 million when excluding the corporate expense re-allocation of $7.2 million. This compares with $206.4 million for the prior-year period. Adjusted EBITDA for Physician Services was impacted by an estimated $20.0 million due to storm-related disruptions. The Adjusted EBITDA impact of the storms is higher than the $19.0 million revenue impact because of premium labor costs paid to providers responding to patient care needs during the storms.

Ambulatory Services

Net revenues for the third quarter of 2017 were $309.4 million, which compares to $314.6 million for the prior-year period. Envision estimates that storm-related disruption reduced Ambulatory Services revenue by $3.0 million.

Day adjusted same-center revenue increased by 0.8% for the third quarter of 2017 due entirely to an increase in net revenue per procedure as same-center procedure volume was unchanged from the prior-year period. Excluding the estimated impact of storm-related disruptions, day-adjusted same-center revenue grew by 2.0%. ASCs deconsolidated in the 12 months ended September 30, 2017, contributed incremental revenues of $4.3 million for the third quarter of 2016.

For the third quarter of 2017, Adjusted EBITDA was $54.5 million, or $56.6 million when excluding the corporate expense re-allocation of $2.1 million. This compares with $61.1 million for the prior-year period. Ambulatory Services’ Adjusted EBITDA was reduced by an estimated $2.0 million due to storm-related disruptions.

Ambulatory Services operated 263 ASCs and one surgical hospital at September 30, 2017. Ambulatory Services acquired two centers and disposed of two centers during the quarter.

Liquidity

Envision had cash and cash equivalents of $319.3 million at September 30, 2017, which includes $41.2 million of cash attributable to its Medical Transportation business. Availability under its asset-based lending facility was $664.6 million as of September 30, 2017. Through the first nine months of 2017, Envision has invested $694.4 million in acquisitions.

Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $152.3 million for the third quarter of 2017. The Company’s ratio of total net debt at September 30, 2017, to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.5 times. Interest expense reflects a re-allocation of $21.8 million to discontinued operations for the three months ended September 30, 2017.

Discontinued Operations

Envision’s Medical Transportation business is reported as a component of discontinued operations following a decision made earlier this year to market and divest American Medical Response. On August 7, 2017, Envision signed a definitive agreement to sell AMR in a cash transaction valued at $2.4 billion. The transaction is subject to regulatory approval and customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Envision received a second request from the Federal Trade Commission (“FTC”) asking for further information related to the transaction, and the buyer is exploring potential divestiture remedies to address certain concerns raised by the FTC. Envision expects that the transaction will be completed during the fourth quarter of 2017 or the first quarter of 2018.

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Net revenues from discontinued operations were $692.2 million for the third quarter of 2017, an increase of 18.6% compared to the prior-year period, due largely to AMR’s contract with the Federal Emergency Management Agency to coordinate emergency medical services response in areas impacted by storms during the quarter. Adjusted EBITDA was $84.6 million, or $75.3 million when excluding the favorable impact of $9.3 million from the re-allocation of corporate expenses.

Guidance

Envision is revising its guidance for the fourth quarter of 2017 to reflect changes to assumptions made in its previous forecast. Specifically, Envision is estimating emergency medicine patient volume will be lower than the run rate of the third quarter of 2017, and that the revenue per encounter for anesthesia services will be at levels experienced during the third quarter of 2017. Envision had previously anticipated an increase on emergency medicine volume, relative to prior-year comparisons, as well as anesthesia rate growth. In addition, due to the rate of new contracts signed in 2017, Envision expects to incur higher-than-anticipated startup costs. Finally, Envision is adjusting its outlook for Evolution Health to a slight loss for the 2017 fourth quarter.

For the fourth quarter of 2017, Envision expects to generate revenue of $1.88 billion to $2.02 billion, Adjusted EBITDA of $182 million to $202 million, and Adjusted EPS of $0.44 to $0.54.

Non-GAAP Adjusted EBITDA guidance for the full year and third quarter of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations, net of non-controlling interests. Non-GAAP Adjusted EPS guidance for the full year and fourth quarter of 2017 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of individual adjustments for these items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period (see page 7 for a reconciliation of all historical GAAP and non-GAAP financial results).

Conference Call Information

Envision will host a conference call at 8:30 a.m. Eastern Time Wednesday, November 1, 2017, to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At September 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 46 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopaedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Operations Data:	2017	2016	2017	2016
Revenues	$3,069.0	$968.8	$8,945.4	$2,646.9
Provision for uncollectibles	(1,078.3)	(146.6)	(3,129.1)	(341.5)
Net revenue	1,990.7	822.2	5,816.3	2,305.4
Operating expenses:
Salaries and benefits	1,424.9	463.9	4,136.6	1,281.5
Supply cost	53.3	47.9	164.3	144.6
Insurance expense	45.2	19.2	136.6	56.0
Other operating expenses	198.3	93.1	571.6	271.5
Transaction and integration costs	18.8	16.9	67.7	23.4
Impairment charges	—	—	0.3	—
Depreciation and amortization	73.0	31.6	215.9	90.7
Total operating expenses	1,813.5	672.6	5,293.0	1,867.7
Net gain (loss) on disposals and deconsolidations	(3.3)	4.1	(8.8)	6.7
Equity in earnings of unconsolidated affiliates	5.0	4.4	15.6	18.4
Operating income	178.9	158.1	530.1	462.8
Interest expense, net	61.4	32.9	169.9	95.6
Other income, net	1.0	—	2.5	—
Earnings from continuing operations before income taxes	118.5	125.2	362.7	367.2
Income tax expense	27.1	29.6	80.2	83.8
Net earnings from continuing operations	91.4	95.6	282.5	283.4
Discontinued operations:
Earnings from discontinued operations	9.6	—	26.3	—
Income tax expense from discontinued operations	(22.0)	—	(513.0)	—
Net loss from discontinued operations	(12.4)	—	(486.7)	—
Net earnings (loss)	79.0	95.6	(204.2)	283.4
Less net earnings attributable to noncontrolling interests	50.7	55.6	156.4	166.5
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	28.3	40.0	(360.6)	116.9
Preferred stock dividends	—	(2.3)	(4.5)	(6.8)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$28.3	$37.7	$(365.1)	$110.1

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings from continuing operations, net of income tax	$40.7	$37.7	$121.6	$110.1
Loss from discontinued operations, net of income tax	(12.4)	—	(486.7)	—
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$28.3	$37.7	$(365.1)	$110.1

Basic earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.34	$0.70	$1.03	$2.05
Net loss from discontinued operations	(0.10)	—	(4.13)	—
Net earnings (loss)	$0.24	$0.70	$(3.10)	$2.05
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.33	$0.69	$1.01	$2.03
Net loss from discontinued operations	(0.10)	—	(4.13)	—
Net earnings (loss)	$0.23	$0.69	$(3.10)	$2.03
Weighted average number of shares and share equivalents outstanding:
Basic	119,949	53,757	117,788	53,720
Diluted	122,700	54,258	120,558	54,152

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net earnings (loss) to adjusted net earnings:
Net earnings (loss) attributable to Envision stockholders	$28.3	$40.0	$(360.6)	$116.9
Loss from discontinued operations, net of tax	12.4	—	486.7	—
Amortization of purchased intangibles	49.8	19.1	145.0	55.0
Share-based compensation	9.2	6.1	34.5	21.2
Transaction and integration costs	18.8	16.9	67.7	23.4
Net loss (gain) on disposals and deconsolidations, net of noncontrolling interests	3.0	(4.1)	2.7	(6.7)
Impairment charges	—	—	0.3	—
Net change in fair value of contingent consideration	0.3	—	0.3	(2.6)
Total pre-tax adjustments	93.5	38.0	737.2	90.3
Tax effect	32.4	13.0	103.1	32.5
Total adjustments, net	61.1	25.0	634.1	57.8
Adjusted net earnings	$89.4	$65.0	$273.5	$174.7

Basic shares outstanding	119,949	53,757	117,788	53,720
Effect of dilutive securities, options and non-vested shares	2,751	3,630	4,866	3,561
Diluted shares outstanding, if converted	122,700	57,387	122,654	57,281

Adjusted net earnings per share	$0.73	$1.13	$2.23	$3.05

Reconciliation of net earnings to Adjusted EBITDA:
Net earnings (loss) attributable to Envision stockholders	$28.3	$40.0	$(360.6)	$116.9
Loss from discontinued operations, net of tax	12.4	—	486.7	—
Interest expense, net	61.4	32.9	169.9	95.6
Income tax expense	27.1	29.6	80.2	83.8
Depreciation and amortization	73.0	31.6	215.9	90.7
EBITDA	202.2	134.1	592.1	387.0
Adjustments:
Transaction and integration costs	18.8	16.9	67.7	23.4
Share-based compensation	9.2	6.1	34.5	21.2
Impairment charges	—	—	0.3	—
Net loss (gain) on disposals and deconsolidations, net of noncontrolling interests	3.0	(4.1)	2.7	(6.7)
Net change in fair value of contingent consideration	0.3	—	0.3	(2.6)
Total adjustments	31.3	18.9	105.5	35.3
Adjusted EBITDA	$233.5	$153.0	$697.6	$422.3

See definitions of non-GAAP measures on page 13

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Revenue by Segment:
Physician Services (1)	$1,681.3	$507.6	$4,872.5	$1,363.9
Ambulatory Services	309.4	314.6	943.8	941.5
Total net revenue - continuing operations	1,990.7	822.2	5,816.3	2,305.4
Medical Transportation Services (2)	692.2	—	1,874.5	—
Net revenue including discontinued operations	$2,682.9	$822.2	$7,690.8	$2,305.4

Adjusted EBITDA by Segment:
Physician Services (1)	$179.0	$91.9	$522.4	$245.9
Ambulatory Services	54.5	61.1	175.2	176.4
Adjusted EBITDA - continuing operations	233.5	153.0	697.6	422.3
Medical Transportation Services (2)	84.6	—	225.1	—
Adjusted EBITDA including discontinued operations	$318.1	$153.0	$922.7	$422.3

Adjusted EBITDA Margin by Segment:
Physician Services (1)	10.6%	18.1%	10.7%	18.0%
Ambulatory Services	17.6	19.4	18.6	18.7
Total - continuing operations	11.7	18.6	12.0	18.3
Medical Transportation Services (1)(2)	12.2	—	12.0	—
Total including discontinued operations	11.9%	18.6%	12.0%	18.3%

	Physician Services	Ambulatory Services	Medical Transportation (Discontinued Operations)	Total
Three months ended September 30, 2017
Segment results after impact of discontinued operations	$179.0	$54.5	$84.6	$318.1
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	7.2	2.1	(9.3)	—
Standalone segment results	$186.2	$56.6	$75.3	$318.1

Nine months ended September 30, 2017
Segment results after impact of discontinued operations	$522.4	$175.2	$225.1	$922.7
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	20.6	6.1	(26.7)	—
Standalone segment results	$543.0	$181.3	$198.4	$922.7

(1)	Excludes amounts from EHH for the three and nine months ended September 30, 2016.

(2)	Amounts from Medical Transportation represent discontinued operations for the three and nine months ending September 30, 2017.

(3)
For the three and nine months ended September 30, 2017 and on a before tax basis, approximately $15.3 million and $44.9 million, respectively, of general corporate expenses, including allocations for corporate salaries and stock based compensation, general and administrative costs and depreciation, were removed from the medical transportation business and reallocated to the Company's remaining segments. This removal of corporate expenses resulted in a reduction of Adjusted EBITDA in the physician services and ambulatory services segments for the three and nine months ended September 30, 2017 of $7.2 million and $2.1 million and $20.6 million and $6.1 million, respectively.

See definitions of non-GAAP measures on page 13

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Results of discontinued operations:
Net revenues	$692.2	$1,874.5
Operating expenses:
Salaries and benefits	358.9	1,032.8
Supply cost	15.1	42.9
Insurance expense	22.0	63.0
Other operating expenses	213.6	517.1
Transaction and integration costs	11.3	17.3
Depreciation and amortization	39.6	108.5
Total operating expenses	660.5	1,781.6
Equity in earnings of unconsolidated affiliates	0.1	0.4
Operating income	31.8	93.3
Interest expense, net	22.2	67.0
Earnings before income taxes	$9.6	$26.3

Earnings from discontinued operations	$9.6	$26.3
Income tax expense of discontinued operations	(22.0)	(513.0)
Net loss from discontinued operations	$(12.4)	$(486.7)

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Contribution to Net Revenue Growth:
Same contract	0.4%	5.9%	2.1%	6.6%
New contracts	6.7	2.8	6.2	3.1
Terminations	(9.1)	(1.8)	(9.4)	(2.1)
Acquired contract and other	9.6	41.9	9.8	34.7
Total net revenue growth	7.6%	48.8%	8.7%	42.3%

Patient encounters per day (day adjusted)	(0.7)%	2.9%	1.1%	4.8%
Net revenue per encounter	1.3	4.6	2.0	2.8
Same contract revenue growth (1)	0.6%	7.5%	3.1%	7.6%

(1)	Amount excludes the results from EHH physician services for the three and nine months ended September 30, 2016.

Operating Data - Ambulatory Services:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Procedures performed during the period at consolidated centers	418,863	429,621	1,274,044	1,283,145
Centers in operation, end of period (consolidated)	237	238	237	238
Centers in operation, end of period (unconsolidated)	26	22	26	22
Average number of continuing centers in operation (consolidated)	237	237	237	237
New centers added, during period	2	3	8	7
Centers merged into existing centers, during period	—	—	—	1
Centers disposed, during period	2	1	5	3
Surgical hospitals in operation, end of period (unconsolidated)	1	1	1	1
Centers under development, end of period	—	1	—	1
Centers under letter of intent, end of period	—	2	—	2
Average revenue per consolidated center (in thousands)	$1,306	$1,326	$3,979	$3,981
Same center revenues increase, day adjusted (consolidated)	0.8%	2.3%	1.3%	4.7%

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	September 30,	December 31,
Balance Sheet Data:	2017	2016
Assets
Current assets:
Cash and cash equivalents	$278.1	$316.9
Insurance collateral	102.5	87.0
Accounts receivable, net of allowance of $2,477.8 and $584.0, respectively	1,378.6	1,297.8
Supplies inventory	22.9	23.4
Prepaid and other current assets	144.4	135.1
Current assets held for sale	3,296.4	551.1
Total current assets	5,222.9	2,411.3
Property and equipment, net	298.8	300.8
Investments in unconsolidated affiliates	135.0	114.7
Goodwill	8,101.2	7,584.0
Intangible assets, net	3,687.7	3,675.5
Other assets	146.3	134.2
Noncurrent assets held for sale	—	2,488.4
Total assets	$17,591.9	$16,708.9
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$52.5	$46.6
Accounts payable	59.6	69.9
Accrued salaries and benefits	498.9	483.8
Accrued interest	35.1	51.4
Other accrued liabilities	290.2	253.2
Current liabilities held for sale	797.0	249.4
Total current liabilities	1,733.3	1,154.3
Long-term debt, net of deferred financing costs of $101.7 and $111.0, respectively	6,270.7	5,790.2
Deferred income taxes	1,887.4	1,343.7
Insurance reserves	308.6	278.9
Other long-term liabilities	149.5	102.4
Noncurrent liabilities held for sale	—	468.6
Commitments and contingencies
Noncontrolling interests – redeemable	185.1	182.9
Equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 and 1,725 shares issued and outstanding, respectively	—	0.1
Common stock, $0.01 par value, 1,000,000 shares authorized, 120,889 and 117,478 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	6,000.3	5,976.3
Retained earnings	388.6	753.7
Accumulated other comprehensive income (loss)	1.1	(0.2)
Total Envision Healthcare Corporation equity	6,391.2	6,731.1
Noncontrolling interests – non-redeemable	666.1	656.8
Total equity	7,057.3	7,387.9
Total liabilities and equity	$17,591.9	$16,708.9

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Cash Flow Data:	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$79.0	$95.6	$(204.2)	$283.4
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	112.6	31.6	324.4	90.7
Amortization of deferred loan costs	4.4	2.2	12.8	6.4
Provision for uncollectibles	1,302.2	152.3	3,813.1	359.3
Net (gain) loss on disposals and deconsolidations	3.3	(4.1)	8.8	(6.7)
Share-based compensation	11.1	6.1	40.4	21.2
Deferred income taxes	45.4	13.6	574.7	34.6
Equity in earnings of unconsolidated affiliates	(5.1)	(4.4)	(16.0)	(18.4)
Impairment charges	—	—	0.3	—
Net change in fair value of contingent consideration	0.3	—	0.3	(2.6)
Other, net	—	(0.2)	—	(3.9)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(1,433.8)	(159.4)	(4,011.7)	(387.7)
Supplies inventory	0.4	(0.3)	(0.3)	(0.7)
Prepaid and other current assets	4.5	7.6	(0.6)	(16.1)
Accounts payable	(0.9)	(2.3)	(7.0)	(5.6)
Accrued expenses and other liabilities	60.4	13.8	15.0	(14.4)
Other, net	(1.5)	3.9	11.0	11.5
Net cash flows provided by operating activities	182.3	156.0	561.0	351.0
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(208.7)	(70.6)	(694.4)	(351.7)
Acquisition of property and equipment	(47.8)	(26.4)	(138.5)	(64.0)
Increase in cash due to consolidation of previously unconsolidated affiliates	—	31.4	—	31.4
Purchases of marketable securities	(2.8)	—	(18.7)	(0.5)
Maturities of marketable securities	0.2	0.3	7.2	3.0
Other, net	1.0	2.2	(4.2)	(6.5)
Net cash flows used in investing activities	(258.1)	(63.1)	(848.6)	(388.3)
Cash flows from financing activities:
Proceeds from long-term borrowings	2.9	112.9	801.2	430.0
Repayment on long-term borrowings	(13.7)	(115.5)	(328.0)	(214.3)
Distributions to noncontrolling interests	(55.3)	(56.5)	(174.3)	(172.1)
Proceeds from issuance of common stock upon exercise of stock options	0.3	—	4.0	0.5
Repurchase of common stock	(0.5)	(0.5)	(9.4)	(6.1)
Financing costs incurred	(0.6)	—	(3.5)	—
Other, net	(2.6)	(1.3)	(14.7)	(1.3)
Net cash flows provided by (used in) financing activities	(69.5)	(60.9)	275.3	36.7
Net increase (decrease) in cash and cash equivalents	(145.3)	32.0	(12.3)	(0.6)
Cash and cash equivalents, beginning of period	464.6	74.1	331.6	106.7
Less cash and cash equivalents of held for sale assets, end of period	41.2	—	41.2	—
Cash and cash equivalents, end of period	$278.1	$106.1	$278.1	$106.1

-MORE-

Envision Healthcare Reports 2017 Third Quarter Financial Results

October 31, 2017

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of Envision Healthcare Corporation as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, net of noncontrolling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to Envision Healthcare Corporation common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

-END-